Exhibit 5.2

June 8, 2007

The Directors

Reed Elsevier NV

Radarweg 29

103 NX Amsterdam

The Netherlands

Dear Sirs/Madam:

RE: Registration Statement on Form S-8 (the “Registration Statement”)

1.            This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”) of 29,000,000 Ordinary Shares, nominal value 0.06 euros per share (“Ordinary Shares”), of Reed Elsevier NV, a Netherlands public company (the “Company”), to be issued in connection with the Reed Elsevier Group PLC Share Option Scheme or the Reed Elsevier Group PLC Long Term Share Option Scheme (the “Plans”).

2.            This opinion is limited to the laws of The Netherlands as applied by the courts of The Netherlands and is given on the basis that it will be governed by and be construed in accordance with the laws of The Netherlands.

3.            I have examined and relied on copies of such corporate records and other documents, including the Registration Statement, and reviewed such matters of law as I have deemed necessary or appropriate for the purpose of this opinion.

4.            On the basis of, and subject to, the foregoing and having regard to such consideration of the laws of The Netherlands in force at the date of this letter as I consider relevant, I am of the opinion that (i) the Company has been duly organized and is an existing corporation in good standing under the laws of The Netherlands and (ii) any Ordinary Shares to be issued by the Company pursuant to and in accordance with the Plans will be legally and validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

I consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to such Ordinary Shares.  In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

Erik Ekker

Company Secretary

Reed Elsevier	Radarweg 29	Tel. +31 (0)20 485 2434	Chamber of Commerce
NV	1043 NX Amsterdam	Fax +31 (0)20 6180325	Amsterdam 33 155 037
	PO Box 470	www.reedelsevier.com	VAT reg.nr.
	1000 AL Amsterdam		NL0048.82.829.B01